UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2004

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On November 9, 2004, the Company announced that it had priced an offering of 6.50% Series D Cumulative Redeemable Preferred Shares.

     A copy of the press release issued by the Company on November 9, 2004, a copy of the Underwriting Agreement relating to the Company’s 6.50% Series D Cumulative Redeemable Preferred Shares, dated November 9, 2004, a specimen 6.50% Series D Cumulative Redeemable Preferred Share of the Company, and the Certificate of Designation, Preferences and Rights of the Company’s 6.50% Series D Cumulative Redeemable Preferred Shares, filed with this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, are incorporated herein by reference.

Item 9.01.  Exhibits.

99.1	Press Release, dated November 9, 2004.

99.2	Underwriting Agreement relating to the Company’s 6.50% Series D Cumulative Redeemable Preferred Shares, dated November 9, 2004, among the Company and Citigroup Global Markets Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., and Lehman Brothers Inc., as Representatives of the Underwriters named therein.

99.3	Specimen 6.50% Series D Cumulative Redeemable Preferred Share of the Company.

99.4	Certificate of Designation, Preferences and Rights of the Company’s 6.50% Series D Cumulative Redeemable Preferred Shares.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.
(Registrant)

Date:	November 10, 2004	By:	/s/ Albert A. Benchimol

			Name:	Albert A. Benchimol
			Title:	Executive Vice President and Chief Financial Officer